Exhibit 99.1

HIVE's BUZZ HPC Appoints AI and HPC Veteran Mark Volk as Senior Vice President, Revenue; HIVE Surpasses $1 Million in Average Daily Revenue

Appointment strengthens BUZZ HPC's commercial leadership as HIVE scales its global AI infrastructure platform and advances its dual-engine strategy across AI/HPC and Bitcoin mining.

This news release constitutes a "designated news release" for the purposes of the Company's amended and restated prospectus supplement dated June 16, 2026 to its short form base shelf prospectus dated October 31, 2025.

San Antonio, Texas--(Newsfile Corp. - September 10, 2026) - HIVE Digital Technologies Ltd. (TSX: HIVE) (NASDAQ: HIVE) (BVC: HIVECO) (the "Company" or "HIVE"), through its wholly owned subsidiary BUZZ High Performance Computing Inc. ("BUZZ HPC"), today announced the appointment of Mark Volk as Senior Vice President, Revenue. Unless otherwise indicated, all dollar amounts in this release are expressed in US dollars.

AI infrastructure is scaling rapidly, and success increasingly depends on three critical capabilities: power, compute and commercial execution.

HIVE has spent years building the first two.

With the appointment of Mark Volk, BUZZ is strengthening the commercial relationship required to scale the third.

Mr. Volk brings nearly three decades of experience building and commercializing AI, high-performance computing ("HPC"), cloud and enterprise infrastructure businesses. As Senior Vice President, Revenue, he will lead BUZZ HPC's global go-to-market strategy across enterprise, government, sovereign AI, hyperscale, research and academic markets.

His mandate is straightforward: build the revenue engine and scale it globally.

Mr. Volk will lead commercialization of BUZZ HPC's GPU-powered AI infrastructure, including sovereign AI cloud, GPU-as-a-Service ("GPUaaS"), colocation and hybrid AI solutions, as well as strategic partnerships and channel development.

He reports to Craig Tavares, President and Chief Operating Officer of BUZZ HPC.

Building the Team to Scale

Mr. Volk has spent his career at the intersection of compute and commercialization.

Before joining BUZZ HPC, he served as CEO of CiphexAI Corporation, where he led the commercialization of AI technologies and infrastructure.

Previously, Mr. Volk spent five years at Hewlett Packard Enterprise ("HPE"), first as Vice President of Federal for Canada and later as General Manager of HPC & AI Commercial for the Americas. During his commercial leadership, HPE's HPC and AI business grew approximately 425% to more than $2 billion in revenue, serving government, enterprise, research and academic customers across the Americas.

At IBM, Mr. Volk held worldwide leadership roles and managed a portfolio of approximately $1.2 billion. He also helped launch IBM's first HPC Cloud SaaS offering, growing that business approximately 200% in less than two years.

Before IBM, he served as Director of Worldwide HPC Sales and Marketing at Platform Computing, where he helped grow the business from approximately $25 million to more than $60 million before its acquisition by IBM.

His career also includes leadership roles at Corel, N-able, Tomoye and Entrust across software, SaaS, cybersecurity and enterprise infrastructure.

Mr. Volk holds an MBA from the University of Ottawa's Telfer School of Management and has a background in business administration and computer science.

HIVE Surpasses $1 Million in Average Daily Revenue

HIVE is also pleased to provide an update on the continued scaling of its global digital infrastructure platform. The operating results below are based on preliminary, unaudited management estimates as of the date of this release.

On August 21, 2026, the Company exceeded $1 million in daily revenue from the combined production of hashrate services and GPU cloud services.

Since August 21, 2026, HIVE has produced an average of approximately 12 Bitcoin per day, representing approximately 2% of global Bitcoin network production, while its GPU cloud operations have generated approximately $100,000 in average daily revenue.

Based on prevailing Bitcoin prices, network difficulty and current operating conditions, these businesses have generated combined average daily revenue exceeding $1 million.

This is the HIVE model in action:

Renewable energy → digital infrastructure → compute → revenue. The Company converts electrons into compute and then exports the compute.

Bitcoin mining provides a high-velocity cash-generating foundation, while BUZZ HPC is building a recurring, contracted AI infrastructure business on top of the Company's power, data-center and technical expertise.

Repurposing Infrastructure for the AI Era

HIVE continues to optimize its global infrastructure portfolio around its highest-return opportunities.

The Company's Swedish Bitcoin mining operations, which HIVE has previously discussed, represented less than 5% of the Company's global daily revenue during August.

HIVE intends to wind down Bitcoin mining at these facilities as it evaluates the repurposing of existing infrastructure toward higher-value HPC and AI applications.

The objective is simple: put every megawatt to its highest and best use.

Management Commentary

Frank Holmes, Executive Chairman of HIVE Digital Technologies, said:

"Great companies are built by great teams. We spent years securing renewable power, building data centers and developing the technical expertise required to operate compute infrastructure at global scale. Now we are assembling the people who can turn that infrastructure into long-term AI revenue.

Mark knows this market. He has built businesses at HPE, IBM and Platform Computing across billion-dollar platforms and high-growth environments. He understands sovereign AI, enterprise customers and how to convert a technology pipeline into contracts.

AI needs compute. Compute needs power. And power needs infrastructure. HIVE has spent years building all three. Now we are building the team to scale it."

Aydin Kilic, President and CEO of HIVE Digital Technologies, said:

"Mark has worked closely with our team as a consultant for approximately nine months, so we know what he can do.

During that period, he has helped us build our current GPU cloud demand pipeline to more than $1 billion in total contract value potential. Year to date, we have closed more than $600 million in total contract value1 for GPU cloud contracts, notably including three- and five-year agreements with creditworthy counterparties.

We are moving from building infrastructure to scaling a global AI platform. That requires experienced operators who know how to execute. Mark is one of those people."

Craig Tavares, President and Chief Operating Officer of BUZZ HPC, said:

"I have known Mark for over a decade and he understands how to build revenue engines around highly complex infrastructure.

He has operated at billion-dollar scale, built businesses from the ground up and sold sophisticated compute solutions to governments, enterprises and research institutions. That combination is rare.

We are building BUZZ for scale, and Mark's job is to help turn our power, GPUs and infrastructure into long-duration contracted revenue. We want him building that engine now."

Mark Volk, Senior Vice President, Revenue of BUZZ HPC, said:

"Compute is becoming one of the world's most strategically important infrastructure assets.

BUZZ HPC sits at the convergence of renewable energy, data centers, accelerated computing and sovereign AI. That creates an extraordinarily powerful platform.

My mission is to build the commercial engine around it: win customers, build partnerships and convert our infrastructure into large-scale, long-duration contracts across government, enterprise and hyperscale markets.

The infrastructure is here. The demand is here. Now we scale."

About HIVE Digital Technologies Ltd.

HIVE Digital Technologies Ltd. is a global leader in sustainable digital infrastructure, building and operating renewable energy-powered data centres. Through its wholly owned subsidiary, BUZZ High Performance Computing Inc., HIVE delivers sovereign AI cloud infrastructure and enterprise GPU computing services powered by next-generation accelerated computing. HIVE's dual-engine strategy combines long-life digital infrastructure assets with renewable energy to generate diversified, long-term cash flows across AI infrastructure and digital asset mining.

For more information, visit hivedigitaltech.com, or connect with us on:

X: https://x.com/HIVEDigitalTech

YouTube: https://www.youtube.com/@HIVEDigitalTech

Instagram: https://www.instagram.com/hivedigitaltechnologies/

LinkedIn: https://linkedin.com/company/hiveblockchain

On Behalf of HIVE Digital Technologies Ltd.

"Frank Holmes"

Executive Chairman

For further information, please contact:

Nathan Fast, Director of Marketing and Branding

Frank Holmes, Executive Chairman

Aydin Kilic, President & CEO

Tel: (604) 664-1078

About BUZZ High Performance Computing Inc.

BUZZ High Performance Computing Inc., a wholly owned subsidiary of HIVE Digital Technologies Ltd., is Canada's leading sovereign AI cloud provider, delivering enterprise GPU infrastructure, AI cloud services and high-performance computing solutions. BUZZ designs, builds and operates advanced AI infrastructure powered by renewable energy, enabling enterprises, AI companies, governments, research institutions and innovators to train, fine-tune and deploy advanced AI models at scale. By combining purpose-built AI factories, next-generation accelerated computing, high-performance networking and enterprise cloud technologies, BUZZ is building the digital infrastructure that powers the next generation of artificial intelligence.

For more information, visit buzzhpc.ai.

1Total contract value figures referenced above represent the aggregate value of signed customer agreements and letters of intent for GPU cloud and related services. Total contract value is not a recognized measure under U.S. GAAP, is not a guarantee of future or recognized revenue, and actual revenue is recognized over the applicable contract term and remains subject to the risks described under "Forward-Looking Information" below.

Neither the TSX, Nasdaq, nor any other securities exchange or regulatory authority accepts responsibility for the adequacy or accuracy of this release.

Non-GAAP and Supplementary Financial Measures

This news release refers to "average daily revenue," "operating margin," and "total contract value," each of which is a supplementary financial measure that is not a recognized measure under U.S. GAAP, does not have a standardized meaning prescribed by U.S. GAAP, and may not be comparable to similarly titled measures presented by other companies. These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

Forward-Looking Information

Except for the statements of historical fact, this news release contains "forward-looking information" within the meaning of the applicable Canadian and United States securities legislation and regulations that is based on expectations, estimates and projections as at the date of this news release. "Forward-looking information" in this news release includes but is not limited to: the anticipated benefits and contributions of Mark Volk's appointment as Senior Vice President, Revenue of BUZZ HPC; BUZZ HPC's ability to execute its go-to-market strategy and to convert its GPU cloud demand pipeline and total contract value into recognized revenue; the Company's ability to sustain or growits average daily revenue and operating margins; the intended wind-down of Bitcoin mining at the Company's Swedish facilities and the repurposing of that infrastructure toward higher-value HPC and AI applications, and the timing thereof; business goals and objectives of the Company; and other forward-looking information concerning the intentions, plans and future actions of the Company.

Factors that could cause actual results to differ materially from those described in such forward-looking information include, but are not limited to: the Company's ability to attract, retain and integrate key personnel, including recently appointed executives, and to realize the anticipated benefits of such appointments; the Company's ability to convert its GPU cloud demand pipeline and signed total contract value into recognized revenue on the timing anticipated, or at all; the volatility of the digital currency market; the Company's ability to successfully earn digital currency; our dependence on significant customers for our HPC operations; the Company may not be able to profitably liquidate its current digital currency inventory as required, or at all; a material decline in digital currency prices may have a significant negative impact on the Company's operations; the regulatory environment for cryptocurrency and AI infrastructure in Canada, the United States and the countries where our facilities are located; economic dependence on regulated terms of service and electricity rates; the speculative and competitive nature of the technology sector; the ability to maintain reliable and economical sources of power to operate its facilities; the impact of energy curtailment or regulatory changes in the energy regimes in the jurisdictions in which the Company operates; the construction, wind-down, repurposing or operation of facilities may not occur as currently planned, or at all; revenue may not increase as currently anticipated, or at all; global economic and financial market deterioration impeding access to capital or increasing the cost of capital; reliance on key personnel; network security risks; and other related risks as more fully set out in the Company's disclosure documents under the Company's filings at www.sec.gov/EDGAR and www.sedarplus.ca.

The forward-looking information in this news release reflects the Company's current expectations, assumptions, and/or beliefs based on information currently available to the Company. In connection with the forward-looking information contained in this news release, the Company has made assumptions about the Company's objectives, goals or future plans, the timing thereof and related matters. The Company has also assumed that no significant events occur outside of the Company's normal course of business. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance, and accordingly, undue reliance should not be put on such information due to its inherent uncertainty. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether because of newinformation, future events or otherwise, other than as required by law.

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